UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 9, 2017

Global Blood Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37539	27-4825712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

171 Oyster Point Boulevard, Suite 300 South San Francisco, CA 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 741-7700

(Registrant's telephone number, including area code)

400 East Jamie Court, Suite 101

South San Francisco, CA 94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 8.01. Other Events.

On December 9, 2017, Global Blood Therapeutics, Inc. (“GBT”) issued a press release titled “GBT Announces New Phase 2a Data at ASH for Voxelotor in Adolescents with Sickle Cell Disease.” On December 11, 2017, GBT issued a press release titled “GBT Announces Presentation of Six Studies at ASH Supporting Voxelotor Sickle Cell Disease Program.” Copies of the press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On December 11, 2017, GBT hosted an investor webcast, during which it presented an analysis of patient reported outcome (PRO) data from its Phase 3 HOPE study pretreatment screening.  These data included over 2,500 completions of the PRO which were taken as part of the initial screening required to be completed by patients before entering the study.  During this screening period, patients completed the daily nine PRO questions and three anchor questions.  These screening data were used to evaluate sensitivity to change and estimate on a preliminary basis what can constitute meaningful change scores using the PRO.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 9, 2017

99.2	Press release, dated December 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: December 12, 2017	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 9, 2017

99.2	Press release, dated December 11, 2017